IMPORTANT NOTICE:

J.P. Morgan Securities Inc. (“JPMorgan”) and the Issuer make no warranties or representations of any kind with respect to the attached collateral information. In no event shall JPMorgan or the Issuer be liable for any use or reliance of such collateral information or for any inaccuracies or errors in such collateral information. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final offering memorandum relating to the securities.

Deal Name	JPMAC 2005-FRE1
Closing Date	On or about November 29, 2005
First Pay Date	December [27], 2005
Trustee	U.S. Bank National Association

	Fixed 1st Lien	Fixed 2nd Lien	ARM Non-IO	ARM IO	Total
% of Pool	100.00	100.00	100.00	100.00	100.00
GWAC	7.079	10.047	7.340	6.646	7.310
NWAC	6.569	9.537	6.830	6.136	6.800
WAM	354	345	357	357	356
WALA	3	3	3	3	3

Avg Loan Bal	228,199	55,690	239,409	291,404	209,139
Curr Bal <=50k	0.26	27.34	0.02	0.00	1.56
Curr Bal >50k <100k	4.09	48.50	3.61	0.54	5.42
Curr Bal >500k	13.65	0.00	14.95	20.81	15.45

WA FICO	634	651	617	635	624
FICO N/A	0	0	0	0	0
FICO 500 to < 550	3.37	0.00	13.26	0.08	8.76
FICO 550 to < 600	21.71	11.39	26.70	19.75	23.88
FICO 600 to < 650	37.55	43.51	32.46	49.68	37.52

WACLTV	77.42	99.41	81.40	82.23	82.38
CLTV >80%	31.41	99.81	37.30	29.14	38.49
CLTV >90%	3.53	98.07	3.37	6.38	9.41
CLTV >100%	0.00	0.00	0.00	0.00	0.00

% w Silent Seconds	17.61	0.00	46.87	69.55	47.98
CLTV w SS	80.47	99.41	88.96	95.22	90.55
CLTV w SS >80%	46.65	99.81	72.06	92.27	76.98
CLTV w SS >90%	20.78	98.07	48.14	73.18	55.35
CLTV w SS >100%	0.00	0.00	0.00	0.00	0.00

% Balloon	0.00	0.00	0.00	0.00	0.00
% Fixed	100.00	100.00	0.00	0.00	11.49
% ARMs	0.00	0.00	100.00	100.00	88.51
% IOs	0.00	0.00	0.00	100.00	24.07
% 2nds	0.00	100.00	0.00	0.00	5.60

Purchase	18.72	82.89	51.30	60.64	53.40
C/O Refi	79.65	17.03	48.11	39.04	46.04
R/T Refi	1.64	0.08	0.59	0.32	0.56

SFR	81.07	84.41	81.64	88.03	83.30
2-4 Family	15.57	9.21	12.59	5.27	10.82
PUD	0.00	0.00	0.00	0.00	0.00
CONDO	3.36	6.38	5.75	6.69	5.87
MH	0.00	0.00	0.02	0.00	0.01

Primary	92.53	98.88	88.93	99.68	92.28
Secondary	0.49	0.12	1.26	0.32	0.93
Investor	6.98	1.00	9.81	0.00	6.79

Full Doc	67.26	60.81	51.82	82.83	60.70
Stated Doc	31.11	39.17	46.96	15.54	38.03
Limited Doc	1.63	0.02	1.22	1.63	1.27
No Doc	0.00	0.00	0.00	0.00	0.00

WA Roll Term	0	0	22	22	22
WA Margin	0.000	0.000	6.276	5.728	6.127
WA Initial Cap	0.000	0.000	2.004	2.000	2.003
WA Periodic Cap	0.000	0.000	1.500	1.500	1.500
WA Ceiling	0.000	0.000	13.345	12.646	13.155

CA%	19.16	28.54	23.73	42.01	28.13
% 0-29 Days Delinquent	NA	NA	NA	NA	NA
WA DTI	41.87	42.44	42.60	42.63	42.56

Originators	% Bal.	WA CLTV	WA FICO	% 2nd Lien	% IO	Servicer	% Bal.	WA CLTV	WA FICO	% 2nd Lien	% IO
Fremont	100.00	82.38	624	5.60	24.07	Litton Loan	100.00	82.38	624	5.60	24.07

Total:						Total:

IO Loans	% Bal.	WAC	WA Init Cap	WA Margin	WA CLTV	WA CLTV w SS	WA FICO	FICO <600	FICO <550	% Investor	% Full	% Stated	% Other Doc
2yr IO Term	0.00	0.000	0.000	0.000	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0.00
3yr IO Term	0.00	0.000	0.000	0.000	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0.00
5yr IO Term	24.07	6.646	2.000	5.728	82.23	95.22	635	19.83	0.08	0.00	82.83	15.54	1.63
Other IO Term	0.00	0.000	0.000	0.000	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0.00
Total	24.07	6.646	2.000	5.728	82.23	95.22	635	19.83	0.08	0.00	82.83	15.54	1.63